                                                                 Rule 424(b)(3)
                                                             File No. 333-08479
                                                      Republic Industries, Inc.


                  SUPPLEMENT NO. 2 DATED FEBRUARY 17, 1997
                   TO PROSPECTUS DATED DECEMBER 13, 1996


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                    SHARES BENEFICIALLY   SHARES TO BE OFFERED
                                       OWNED PRIOR TO       FOR THE SELLING
SELLING STOCKHOLDER                     THE OFFERING      STOCKHOLDER'S ACCOUNT
-------------------                 -------------------   ---------------------

Roy Knowles and Peggy Knowles
  JTTEN/common....................        391,247               391,247
